AMENDMENT NO. 1 TO THE MANAGEMENT AGREEMENT

OF

FXCM GROUP, LLC

This Amendment No. 1 to the FXCM Group LLC Management Agreement (this “Agreement”) is entered into as of February 2, 2017 by and among FXCM Group, LLC, a Delaware limited liability company (the “Company”), FXCM Holdings, LLC, a Delaware limited liability company (the “Manager”), and LUK-FX Holdings, LLC (“Leucadia” and, collectively with the “Company” and the “Manager,” the “Parties”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Purpose. The Parties desire to amend the FXCM Group LLC Management Agreement, dated as of the 1st day of September 2016, by and between the Company and the Manager, as amended and supplemented as of the date hereof (the “Management Agreement”) in order to provide Board Members with certain rights of termination.

2.Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings as attributed to such terms in the Management Agreement.

3.Amendments. The Management Agreement is hereby amended as follows:

In Section 5 entitled “Terms and Termination”, Section 5.2 is deleted in its entirety and replaced by the following:
“5.2. Termination. This Agreement may be terminated:

5.2.1    immediately by a vote of at least three (3) Board Members of the Company, upon written notice to the Manager (or after any cure period set forth below) after the occurrence of an event constituting Cause (defined below) or a Change of Control; or

5.2.2     by the Manager effective upon ninety (90) days’ prior written notice of termination to the Company in the event of a breach by the Company of Section 4.1, and such default shall continue for a period of thirty (30) days after written notice thereof from the Manager.

5.2.3    The failure to exercise the termination rights in Section 5.2.1 for any act preceding, on, or following the date of this Management Agreement shall not be a waiver of such termination rights and they may be exercised at any time without limitation; for the avoidance of doubt, the termination rights provided in Section 5.2.1 cannot be waived.

5.2.4    “Cause” shall mean: (a) the Manager’s engagement in misconduct which is injurious to the Company or any of its Subsidiaries; or (b) if the Manager breaches this Agreement and/or its representations and warranties contained herein; or (c) if the Manager takes any action that constitutes bad faith, gross negligence, fraud or willful misconduct or a breach of its fiduciary duties to the Company and its Members; or (d) Manager’s failure to substantially perform the Rights set forth herein to the Company or its Subsidiaries or otherwise to fulfill its obligations hereunder; or (e) the Manager’s commission of an act or acts constituting any (A) fraud against, or misappropriation or embezzlement from the Company or any of its Subsidiaries or any other person or party, (B) crime involving moral turpitude, or (C) offense that could result in a jail sentence of at least 30 days; or (f) Manager’s engagement in any competitive activity which would constitute a breach of Manager’s obligations to the Company under this Agreement; or (g) the Manager’s engagement in conduct or activities that violate any applicable governmental or quasi-governmental regulation involving securities or otherwise relating to the business of the Company or its Affiliates; or (h) the Manager’s failure to have informed all Board Members about all regulatory and self-regulatory matters on a monthly basis regardless of materiality; or (i) the Manager’s failure to promptly notify all Board Members of any indication by any regulatory or self-regulatory body that is opening an investigation or is considering the possibility of any regulatory action, regardless of materiality; or (j) any regulatory or self-regulatory body opening an investigation or considering the possibility of any regulatory action, regardless of materiality; or (k) Manager voluntarily commences any proceeding or files any relief under Title 11 of the United States Code or any other U.S. Federal or state bankruptcy or insolvency law; or (l) Manager fails to contest the filing of any petition described in 5.2.3(h) above; or makes a general assignment for the benefit of its credits.”

4.All other terms and conditions of the Management Agreement shall remain in full force and effect.

5.The execution of this Agreement by the Manager shall serve as prior written consent to amend the Management Agreement by FXCM Holdings, LLC in its capacity as a member of the Company pursuant to Section 12.1(a) of the Company’s Amended and Restated Limited Liability Company Agreement, as amended and supplemented as of the date hereof.

6.This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

7.This Agreement (a) shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Parties and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart. This Agreement or any counterpart may be executed via facsimile or other electronic (e.g., PDF) transmission, and any such executed facsimile or other electronic copy shall be treated as an original.

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IN WITNESS WHEREOF, the undersigned parties, intending to be legally bound hereby, has duly executed this Amendment No. 1 to the Management Agreement as of the date and year first aforesaid.

FXCM HOLDINGS, LLC
By: FXCM Inc., its sole managing member

By:     /s/ David S. Sassoon
Name: DAVID S. SASSOON
Title: GENERAL COUNSEL
LUK-FX HOLDINGS, LLC
By: Leucadia National Corporation, its sole member

By:     /s/ Michael Sharp
Name: MICHAEL SHARP
Title: EVP & GC
FXCM GROUP, LLC

By:     /s/ Dror Niv
Name: DROR NIV
Title: CEO